UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 22, 2014

Martin Marietta Materials, Inc.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina

(State or Other Jurisdiction

of Incorporation)

1-12744	56-1848578
(Commission File Number)	(IRS Employer Identification No.)

2710 Wycliff Road, Raleigh, North Carolina	27607
(Address of Principal Executive Offices)	(Zip Code)

(919) 781-4550

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Martin Marietta Materials, Inc. held its Annual Meeting of Shareholders on May 22, 2014. Of the 46,199,840 shares outstanding and entitled to vote, 43,338,025 shares were represented at the meeting, or a 93.8% quorum. The final results of voting for each matter submitted to a vote of shareholders at the meeting are as follows:

Proposal 1 – Election of Directors

Elected the following three individuals to the Board of Directors to serve as directors for a term of three years until the Annual Meeting of Shareholders in 2017, and until their successors have been duly elected and qualified:

	Votes Cast For	Votes Withheld	Votes Abstained	Broker Non-Votes

Sue W. Cole	38,654,867	2,649,345	130,655	1,903,158

Michael J. Quillen	38,953,201	2,350,961	130,705	1,903,158

Stephen P. Zelnak, Jr.	39,568,941	1,731,742	134,184	1,903,158

Proposal 2 – Ratification of Appointment of Independent Auditors

Ratified the selection of Ernst & Young LLP as independent auditors for the year ending December 31, 2014. The voting results for this ratification were 41,600,117 shares voted for; 1,600,900 shares voted against; and 137,008 shares abstained from voting.

Proposal 3 – Advisory Vote on Compensation of Named Executive Officers

Approved, on an advisory basis, the overall compensation paid to the Corporation’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Proxy Statement. The voting results for this approval were 38,568,059 shares voted for; 2,621,551 shares voted against; 245,257 shares abstained from voting; and there were 1,903,158 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MARIETTA MATERIALS, INC.
(Registrant)

Date: May 28, 2014	By:	/s/ Anne H. Lloyd
Anne H. Lloyd,
Executive Vice President and Chief Financial Officer